Exhibit 10.2

Pilgrim’s Pride Corporation
First Amendment to Fourth Amended and Restated Secured Credit Agreement

This First Amendment to Fourth Amended and Restated Secured Credit Agreement (herein, the “Amendment”) is entered into as of March 11, 2008, among Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”), To-Ricos, Ltd., a Bermuda company (“To-Ricos”), To-Ricos Distribution, Ltd., a Bermuda company (“To-Ricos Distribution”; and together with To-Ricos, the “Foreign Borrowers”; the Company and the Foreign Borrowers collectively, the “Borrowers” and individually, a “Borrower”), the Banks party hereto, and Bank of Montreal a Canadian chartered bank acting through its Chicago branch, as administrative agent for the Banks (the “Agent”).

Preliminary Statements

A.The Borrowers, the Banks and the Agent are parties to that certain Fourth Amended and Restated Secured Credit Agreement dated as of February 8, 2007 (the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.The Borrowers and the Banks have agreed to amend the definition of the term “EBITDA” contained in Section 4.1 of the Credit Agreement on the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Amendments.

Upon satisfaction of all of the applicable conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended as follows:

1.1.The definition of the term “EBITDA” Section 4.1 of the Credit Agreement shall be amended to read as follows:

“EBITDA” shall mean, with reference to any period, the earnings of the Company and its Subsidiaries on a consolidated basis for such period plus (i) the sum of all amounts deducted arriving at such earnings amount in respect of (A) Interest Expense for such period, (B) income tax obligations of the Company and its Subsidiaries for such period, (C) depreciation and amortization charges of the Company and its Subsidiaries for such period, (D) extraordinary losses of the Company and its Subsidiaries for such period, and (E) with the Agent’s consent, Restructuring Charges of the Company and its Subsidiaries for such period, minus (ii) extraordinary gains of the Company and its Subsidiaries for such period, all as determined on the basis of generally accepted accounting principles consistently applied.

1.2.Section 4.1 of the Credit Agreement shall be amended by adding the following definition thereto in the appropriate alphabetical order:

“Restructuring Charges” shall mean asset impairment charges, lease termination costs, severance costs, facility shutdown costs and other related restructuring charges related to or associated with a permanent reduction in capacity, closure of plants or facilities, cut-backs or plant closures or a significant reconfiguration of a facility.

2.Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.The Borrowers and the Required Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

2.2.Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct.

2.3.The Borrowers shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

3.Representations And Warranties.

3.1.The Company, by its execution of this Amendment, hereby represents and warrants the following:

(a)each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof, except that the representations and warranties made under Section 5.3 shall be deemed to refer to the most recent annual report furnished to the Banks by the Company; and

(b)the Borrowers are in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default has occurred and is continuing thereunder.

4.Miscellaneous.

4.1.The Company has heretofore executed and delivered to the Agent that certain Security Agreement Re:  Accounts Receivable, Farm Products and Inventory dated as of May 27, 1993, as amended (the “Security Agreement”) and the Company hereby agrees that the Security Agreement shall secure all of the Company’s indebtedness, obligations and liabilities to the Agent and the Banks under the Credit Agreement as amended by this Amendment, that notwithstanding the execution and delivery of this Amendment, the Security Agreement shall be and remain in full force and effect and that any rights and remedies of the Agent thereunder, obligations of the Company thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged thereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Agreement as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2.Except as specifically amended herein, the Credit Agreement and the Notes shall continue in full force and effect in accordance with their original terms.  Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3.The Company agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and expenses of Chapman and Cutler LLP.

4.4.This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.

4.5.(a) This Amendment and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois, except to the extent provided in Section 4.5(b) hereof and to the extent that the Federal laws of the United States of America may otherwise apply.

(b)Notwithstanding anything in Section 4.5(a) hereof to the contrary, nothing in this Amendment, the Credit Agreement, the Notes, or the Other Loan Documents shall be deemed to constitute a waiver of any rights which the Company, the Agent or any of the Banks may have under the National Bank Act or other applicable Federal law.

[Signature pages to follow]

DALDMS-635987-v3-Form_8-K_for_7th_Amendment_to_CoBank_Credit_Agreement.DOC
1078278/RLC

This First Amendment to Fourth Amended and Restated Secured Credit Agreement is entered into as of the date and year first above written.

“Borrowers”

Pilgrim’s Pride Corporation

By /s/ Richard A. Cogdill
Its Chief Financial Officer

To-Ricos, Ltd.

By /s/ Richard A. Cogdill
Its Executive Vice President, Treasurer and Assistant Secretary

To-Ricos Distribution, Ltd.

By /s/ Richard A. Cogdill
Its Executive Vice President, Treasurer and Assistant Secretary

Accepted and Agreed to as of the day and year last above written.

Bank of Montreal, as Agent

By /s/ David J. Bechstein
Its Vice President

BMO Capital Markets Financing, Inc., individually and as Swing Bank

By /s/ David J. Bechstein
Its Vice President

SunTrust Bank

By /s/ M. Gabe Bonfield
Its Vice President

U.S. Bank National Association

By /s/ Charles Dale
Its SeniorVice President

Wells Fargo Bank National Association

By /s/ Jeff Mercer
Its Vice President

ING Capital LLC

By /s/ Lina A. Garcia
Its Vice President

By
Its

Credit Suisse, Cayman Islands Branch

By /s/ Karl Studer
Its Director

By /s/ Petra Jaek
Its Assistant Vice President

Bank of America N.A.

By /s/ illegible
Its Vice President

CALYON New York Branch

By /s/ Greg Hennenfent
Its Director

By /s/ Blake Wright
Its Managing Director

Natixis New York Branch

By /s/ Stephen A. Jendras
Its Managing Director

JP Morgan Chase Bank, N.A.

By /s/ Barbara R. Marks
Its Executive Director

Deutsche Bank Trust Company Americas

By /s/ Scottye Lindsey
Its Director

By /s/ Carin Koogan
Its Director

First National Bank of Omaha

By /s/ Wade Horton
Its Vice President

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